UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AVI BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders of AVI BioPharma, Inc., which will be held on Wednesday, May 24, 2006, at 9:00 am, local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 is also enclosed.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares will be represented at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in the affairs of the Company.

Sincerely,

Denis R. Burger, Ph.D.
Chief Executive Officer

TABLE OF CONTENTS

GENERAL	1
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES	1
AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS	2
Executive Officers and Directors	2
Board of Directors Meetings and Committees	4
Director Compensation	5
Scientific Advisory Committee	6
Code of Business Conduct and Ethics	8
Communications to the Board of Directors	8
AVI BIOPHARMA, INC. EXECUTIVE COMPENSATION	9
Summary of Cash and Certain Other Compensation	9
Stock Options	10
Employee Compensation Plans	11
Section 16 Reports	11
Compensation Committee Report	12
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	14
Audit Committee Report	14
PERFORMANCE GRAPH	17
STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS	18
CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AVI BIOPHARMA, INC.	21
ELECTION OF AVI BIOPHARMA, INC. DIRECTORS	21
PROPOSAL TO INCREASE THE RESERVE OF SHARES UNDER THE 2000 EMPLOYEE STOCK PURCHASE PLAN	23
General	23
Summary of the 2000 Employee Stock Purchase Plan	23
RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
OTHER BUSINESS	25
SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS	25
COST OF SOLICITATION	26
ADDITIONAL INFORMATION	26

AVI BIOPHARMA, INC.

NOTICE OF ANNUAL MEETING

To Be Held on May 24, 2006

To the Shareholders of AVI BioPharma, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of AVI BIOPHARMA, INC. (the “Company” or “AVI”) will be held on May 24, 2006 at 9:00 a.m. local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, for the following purposes:

1.                To consider and vote upon a proposal to elect four Group I Directors, each for a two-year term;

2.                To consider and vote upon a proposal to increase the reserve of shares under the Company’s 2000 Employee Stock Purchase Plan from 250,000 to 500,000;

3.                To consider and vote upon a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2006; and

4.                To transact such other business as may properly come before the meeting.

The Board of Directors has fixed March 24, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors
Denis R. Burger, Ph.D.
Chief Executive Officer

Portland, Oregon
April 18, 2006

AVI BIOPHARMA, INC.
One S.W. Columbia Street, Suite 1105
Portland, Oregon 97258

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2006

General

This Proxy Statement is furnished to shareholders of AVI BIOPHARMA, INC. (the “Company” or “AVI”) in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company’s outstanding shares of Common Stock, $0.0001 par value (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on May 24, 2006, at 9:00 a.m. local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, shareholders will be asked to consider and vote upon proposals to (i) elect four members to Group I of the Board of Directors, each for a two-year term, (ii) increase the reserve of shares available for issuance under the Company’s 2000 Employee Stock Purchase Plan from 250,000 to 500,000 shares, (iii) ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2006, and (iv) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company’s shareholders on or about April 18, 2006.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed March 24, 2006, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 18,100 beneficial holders of the 52,875,962 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR (i) THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY, (ii) INCREASING THE RESERVE OF SHARES UNDER THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN, AND (iii) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy in their discretion upon such matters.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by (i) filing a written notice of revocation with, (ii) delivering a duly executed proxy bearing a later date to, Assistant Secretary, AVI BioPharma, Inc., One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, or  (iii) attending the Annual Meeting and voting in person. In order to be effective, all revocations or later-filed proxies must be delivered to the Company at the address listed above not later than May 23, 2006, 5:00 p.m. local time. All valid, unrevoked proxies will be voted at the Annual Meeting. Under Oregon law, shareholders are not entitled to dissenters rights with respect to any of the proposals set forth in this proxy statement.

AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth certain information with respect to the current directors and executive officers of AVI:

Name	Age	Position(6)
Denis R. Burger, Ph.D.(1)	62	Chief Executive Officer and Chairman of the Board
Patrick L. Iversen, Ph.D.	50	Senior Vice President of Research and Development
Peter D. O’Hanley, Ph.D., M.D.	55	Senior Vice President of Clinical Development and Regulatory Affairs
Alan P. Timmins(1)	46	President, Chief Operating Officer and Director
Mark M. Webber	51	Chief Financial Officer and Chief Information Officer
Dwight D. Weller, Ph.D.(1)(5)	55	Senior Vice President of Chemistry and Manufacturing and Director
Jack L. Bowman(2)(4)	73	Director
John W. Fara, Ph.D.(3)(4)	63	Director
K. Michael Forrest(2)(4)	62	Director
James B. Hicks, Ph.D.(3)	59	Director
John C. Hodgman(2)(3)	51	Director

(1)          Member of the Executive Committee.

(2)          Member of the Compensation Committee.

(3)          Member of the Audit Committee.

(4)          Member of the Nominating and Corporate Governance Committee.

(5)          On February 16, 2006, Dr. Weller informed the Company that he will not seek re-election to the Company’s Board at the upcoming 2006 Annual Meeting of Shareholders. He will serve on the Board until May 24, 2006. The Company’s Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has accepted and ratified that recommendation, to nominate Michael D. Casey to the shareholders for election as a director at the Annual Meeting to assume office upon the expiration of Dr. Weller’s term. Information regarding on Mr. Casey is set forth below.

(6)          Effective March 21, 2006, Mr. Horn, formerly Vice President of Cardiology, resigned and accepted a position with The Cook Group, Inc., in connection with a supply and licensing transaction between the Company and The Cook Group, Inc. See, “Certain Transactions and Relationships with AVI BioPharma, Inc.”

Denis R. Burger, Ph.D. has served as Chief Executive Officer of AVI since January 1996, and as Chairman of the Board of AVI since 1998. From 1992 to May 2000, he was President of AVI and from 1992 to 1995, he was Chief Operating Officer of AVI. Dr. Burger has also been a member of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture since 1991. Dr. Burger is a member of the Board of Directors of Trinity Biotech, PLC, a biopharmaceutical company. Dr. Burger received a B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

Patrick L. Iversen, Ph.D. has served as Senior Vice President of Research and Development from 1997 and as a director of AVI from 1997 through 2005. Dr. Iversen left the board on May 18, 2005. From 1987 through 1997, Dr. Iversen was on staff at the University of Nebraska Medical Center, most recently as a Professor in the College of Medicine. Dr. Iversen, who has published extensively on antisense research and development, additionally served as a consultant to various pharmaceutical and biotechnology companies, including GLAXO Inc., Innovir Pharmaceuticals, Lynx Therapeutics, and Isis Pharmaceuticals, as well as to AVI. He is a former member of the Leukemia Society of America Board of Directors. Dr. Iversen holds a B.S. in Biology from Westminster College and a Ph.D. in Biochemical Pharmacology and Toxicology from the University of Utah, followed by post-doctoral work at the Eppley Institute for Research in Cancer and Allied Diseases. Current services activities include being a member of the ALTX-1 study section of the National Institutes of Health and Scientific Advisory Board for the Linus Pauling Institute.

Peter D. O’Hanley, Ph.D., M.D. has served as Senior Vice President of Clinical Development and Regulatory Affairs since March 2004. From 2002 to 2003 he served as the Vice President Clinical Development for Maxygen, Inc., and was the Chief Scientific Officer for Preventis, Inc. from 2000 to 2003. Prior to that, Dr. O’Hanley was with Quintiles, Inc. from 1998 to 2000, most recently as the Vice President and Chief Scientific Officer of the Anti-Infective Therapeutic & Immunology Therapeutic Groups. Prior to that, he was with Shaman Pharmaceuticals as a Visiting Clinical Scientist from 1996 to 1997 while on sabbatical from the Stanford University School of Medicine, where he served from 1985 through 1998, most recently an Associate Professor. Dr. O’Hanley holds a B.A. in Zoology from Pomona College, a Ph.D. in Anatomy and an M.D. from the Medical University of South Carolina. Dr. O’Hanley also holds an M.P.H. in Epidemiology from the University of California, Berkeley.

Alan P. Timmins has served as President of AVI since May 2000, Chief Operating Officer of AVI since October 1996, and as a director of AVI since 1997. From 1992 to May 2000, he was Executive Vice President and Chief Financial Officer of AVI. Mr. Timmins received a B.B.A. in Accounting and Management from the University of Portland and an M.B.A. from Stanford University. He is a Certified Public Accountant (inactive).

Mark M. Webber has served as Chief Financial Officer and Chief Information Officer of AVI since May 2000 and as Controller since October 1997. From 1993 to 1997, he was Director of Finance for Pacific Rehabilitation and Sports Medicine, Inc., a physical therapy services company. Mr. Webber holds a B.S. in accounting from the University of Oregon.

Dwight D. Weller, Ph.D. has served as Senior Vice President of Chemistry and Manufacturing of AVI since 1997, as Vice President of Research and Development of AVI from 1992 to 1997, and as a director of AVI since 1991. Dr. Weller will leave the board effective May 24, 2006. Dr. Weller received a B.S. in Chemistry from Lafayette College and a Ph.D. in Chemistry from the University of California at Berkeley, followed by postdoctoral work in Bio-Organic Chemistry at the University of Illinois.

Jack L. Bowman has served as a director of AVI since March 2004. He served as the Chairman and Chief Executive Officer of NeoRx Corporation, a biopharmaceutical company, from March 2003 to May 2004. Between 1987 and 1994, he served as group chairman of Johnson & Johnson, with global responsibility for most of that company’s pharmaceutical and diagnostic businesses. Mr. Bowman holds a B.Ed. from Western Washington University.

John W. Fara, Ph.D. has served as a director of AVI since May 2000. He has served as the President and Chief Executive Officer of DepoMed, Inc. a biopharmaceutical company, since 1996, and as its Chairman of the Board since April 2000. Between 1990 and 1996, he served as President and Chief Executive Officer of Anergen, Inc., a biotechnology company, and previously was President of Prototek, Inc., an early stage pharmaceutical development company. Dr. Fara holds a B.S. from the University of Wisconsin and a Ph.D. from the University of California at Los Angeles.

K. Michael Forrest has served as a director of AVI since March 2005. He served as the President, Chief Executive Officer, and a director of Cellegy Pharmaceuticals, Inc., a biopharmaceutical company, from December 1996 to January 2005. He also held the position of the Chairman of the Board from May 2000 to November 2003. From January 1996 to November 1996, he served as a biotechnology consultant. From November 1994 to December 1995, he served as President and Chief Executive Officer of Mercator Genetics, a private biotechnology company. From March 1991 to June 1994, he served as President and Chief Executive Officer of Transkaryotic Therapies, Inc., a public biotechnology company. He is a director of INEX Pharmaceuticals, a public company developing anti-cancer products. Mr. Forrest holds a B.S. in Business Administration from Georgetown University, with concentrations in marketing, finance and economics.

James B. Hicks, Ph.D. has served as a director of AVI since 1997. He has served as the Chief Executive Officer, Chief Scientist and a director of Hedral Therapeutics, Inc., a biotechnology company, since its founding in 1993. He has served as the Chief Technology Officer of Virogenomics, Inc. since 2001 and is a Senior Research Fellow at Cold Springs Harbor Lab since 2003. Dr. Hicks received his B.A. degree in Biology from Willamette University and his Ph.D. in Molecular Biology from the University of Oregon, followed by post-doctoral research at Cornell University.

John C. Hodgman has served as a director of AVI since March 2004. He has served as the President and Chief Executive Officer of Cygnus, Inc., a biopharmaceutical company, since 1998 and Chairman of that company’s Board of Directors since 1999. Between 1995 and 1998, he served as President and Chief Financial Officer of Cygnus Diagnostics, during which time he was responsible for all commercialization efforts for the GlucoWatch Biographer, a wearable glucose monitoring device. Mr. Hodgman joined Cygnus in 1994 as Vice President of Finance and Chief Financial Officer. Mr. Hodgman holds a bachelor of science degree from Brigham Young University and an M.B.A. from the University of Utah. Mr. Hodgman serves on the Company’s Audit Committee as its Chairman and financial expert.

Michael D. Casey is being nominated by the Board of Directors for election to the Board of Directors, effective immediately following the Annual Meeting. Since February 2002, Mr. Casey has been a self-employed consultant to the pharmaceutical industry. Previously, Mr. Casey served four years as President, Chief Executive Officer and Chairman of Matrix Pharmaceutical, Inc., a biopharmaceutical company, until Chiron Corporation acquired the company in February 2002. Prior to joining Matrix, Mr. Casey was President of two divisions of Schein Pharmaceutical, Inc. from 1995 to 1997, and President and Chief Operating Officer of Genetic Therapy, Inc. from 1993 to 1995 until it was sold to Sandoz (Novartis). Mr. Casey also spent 25 years with Johnson & Johnson, including serving as Vice President of Sales and Marketing of Ortho Pharmaceutical Corporation and President of McNeil Pharmaceuticals. Mr. Casey is a director of Allos Therapeutics, Inc., Celgene Corp., Cholestech Corporation, Durect Corporation and Orthologic Corp.

Board of Directors Meetings and Committees

During 2005, AVI’s Board of Directors held four (4) meetings. Each incumbent director attended all of the aggregate of the total number of meetings held by the Board of Directors and all of the meetings held by committees of the Board on which he served during the fiscal year ended December 31, 2005.

The Board of Directors has appointed an Executive Committee, which held no meetings during the fiscal year ended December 31, 2005. The members of the Executive Committee currently are Alan P. Timmins and Drs. Denis R. Burger and Dwight D. Weller. The Executive Committee meets between Board Meetings and is authorized to take actions on behalf of the Board of Directors, except for certain material corporate actions, such as approval of a merger or sale of all or substantially all of the Company’s assets.

The Board of Directors also has a standing Audit Committee which, during the fiscal year ended December 31, 2005, conducted four (4) meetings. The members of the Audit Committee are John C.

Hodgman and Drs. John W. Fara and James B. Hicks. Mr. Hodgman serves as the Committee’s Chairman and the Committee’s designated financial expert. The Audit Committee oversees the annual and quarterly financial reporting process, retains and replaces the Company’s independent auditors, discusses with the auditors their independence from management and reviews the scope of the independent annual audit. The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors on March 30, 2004, a copy of which is included in this Proxy Statement as Exhibit A and is posted on the Company’s website (www.avibio.com). The Audit Committee reviewed and reassessed the charter for effectiveness during 2005.

The Board of Directors also has a standing Compensation Committee, which reviews executive compensation and makes recommendations to the full Board of Directors regarding compensation for the Company’s executive officers and directors, and also administers AVI’s stock option and employee stock purchase plans. During the fiscal year ended December 31, 2005, the Compensation Committee held one (1) meeting. The members of the Compensation Committee currently are Messrs. Jack L. Bowman, K. Michael Forrest and John C. Hodgman. Mr. Bowman serves as the Committee’s Chairman.

The Board of Directors also has a standing Nominating and Corporate Governance Committee which is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors and to ensure compliance with the Company’s Code of Ethics and other corporate governance policies. The members of the Nominating and Corporate Governance Committee currently are Drs. John W. Fara and Messrs. Jack L. Bowman and K. Michael Forrest. Dr. Fara serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under an amended and restated written charter adopted by the Board of Directors on February 16, 2006, a copy of which is included in this Proxy Statement as Exhibit B and is posted on the Company’s website (www.avibio.com).

The members of the Audit, Nominating and Corporate Governance, and Compensation committees each are independent as defined under applicable listing requirements of the Nasdaq Stock Market and all members of the Audit Committee have the requisite financial experience.

Each director attended the Company’s 2005 annual meeting of shareholders.

Director Compensation

The Compensation Committee has recommended the following revisions to the compensation package for the Company’s outside directors. The Committee expects the Board of Directors to ratify and approve this proposal at the meeting of the Board of Directors held immediately following the Annual Meeting. These recommendations were developed after review of the Company’s current compensation package for outside directors, which review included review and analysis of relevant information contained in the Radford Biotechnology Compensation Survey.

Current Compensation for Outside Directors.   Under the current director compensation package, outside directors receive the following compensation:

•       a nonqualified option upon joining the Board of Directors, to purchase 33,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI’s 2002 Equity Incentive Plan. These options vest ratably on each anniversary date of the grant over four years of continued service to the Board;

•       annual compensation of $10,000 as a director;

•       an additional $5,000 to the Chairman of the Audit Committee;

•       an additional $2,500 to the Chairman of the Compensation Committee;

•       an additional $1,500 plus reasonable expenses incurred for attendance and participation in each meeting of the Board of Directors; and,

•       each year at the meeting of the Board of Directors held immediately following the Annual Meeting, a nonqualified option to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI’s 2002 Equity Incentive Plan. These options vest ratably on each monthly anniversary date of the grant over twelve months of continued service as a director.

Proposed Revised Compensation Package.   If ratified and approved by the Board of Directors, the compensation package for outside directors would be as follows:

•       upon joining the Board of Directors, outside directors would receive a nonqualified option to purchase 33,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI’s 2002 Equity Incentive Plan, which will vest ratably on each anniversary date of the grant over four years of continued service to the Board;

•       annual compensation of $30,000 for being a director;

•       $12,000 would be paid to the Chairman of the Audit Committee;

•       $8,000 would be paid to each member of the Audit Committee;

•       $5,000 would be paid to the Chairman of the Compensation Committee;

•       $3,000 would be paid to each member of the Compensation Committee;

•       $5,000 would be paid to the Chairman of the Nominating and Corporate Governance Committee;

•       $3,000 would be paid to each member of the Nominating and Corporate Governance Committee; and,

•       each year at the meeting of the Board of Directors held immediately following the Annual Meeting, each outside director would receive a nonqualified option to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI’s 2002 Equity Incentive Plan, which will vest ratably on each monthly anniversary date of the grant over twelve months of continued service to the Board.

No fees would be paid for attendance at and participation in meetings of the Board of Directors and its committees.

In 2005, a total of 83,000 nonqualified options were granted and $93,712.20 in the aggregate was paid to all outside directors in accordance with the current compensation package for outside directors as discussed above.

Scientific Advisory Committee

AVI has established relationships with a group of scientific advisors with expertise in their respective fields that complement AVI’s product research and development. The following individuals serve on the Scientific Advisory Committee to AVI’s Board of Directors:

Christopher K. Mathews, Ph.D. is Chairman of the Scientific Advisory Committee. He is the Chairman of the Biochemistry-Biophysics Department at Oregon State University. Dr. Mathews received a B.A. from Reed College and a Ph.D. in Biochemistry from the University of Washington. He performed postdoctoral work in Biochemistry at the University of Pennsylvania. Dr. Mathews joined the Scientific Advisory Committee in 1994 and was a director of AVI from 1991 to 1994.

Michael J. Buchmeier, Ph.D. serves as professor of neuropharmacology in the Division of Virology at The Scripps Research Institute. Dr. Buchmeier joined AVI’s scientific advisory committee in March 2005. Dr. Buchmeier holds a Ph.D. from McMaster University. He is a member of the MIDRC Study Section of the National Institutes of Allergy and Infectious Diseases, and a member of the Scientific Review Group of the National Multiple Sclerosis Society. Dr. Buchmeier is also Coeditor of Neurovirology, Viruses and the Brain, Advances in Virus Research, Volume 56.

David N. Gilbert, M.D., M.A.C.P. is the William M, Garnjobst Chair of Graduate Medical Education, the Director of the Earle A. Chiles Research Institute, Providence Portland Medical Center, and a Professor of Medicine, Oregon Health Sciences University. Dr. Gilbert specializes in infectious diseases and was the former President of the Infectious Diseases Society of America. He joined AVI’s scientific advisory committee in March, 2005. Dr. Gilbert received a B.S. from the University of Oregon in 1963, and an M.D. from the University of Oregon Medical School in 1964.

David J. Hinrichs, Ph.D. is a Research Scientist at the Veterans Administration Medical Center in Portland, Oregon and a Professor of Microbiology and Immunology at OHSU. From 1976 to 1985 he was a Professor of Microbiology at Washington State University. He received a Ph.D. in Microbiology from the University of Arizona in 1967.

Joseph Rubinfeld, Ph.D. is the former President and Chief Executive Officer of SuperGen, Inc. He served as a director of AVI between 1996 and 2004. Dr. Rubinfeld resigned from the Board of Directors in March 2004. Dr. Rubinfeld joined AVI’s scientific advisory committee in the area of oncology in March 2004. He received his B.S. in Chemistry from C.C.N.Y., and his M.A. and Ph.D. degrees in Chemistry from Columbia University.

Raymond Ruddon, M.D., Ph.D. serves as adjunct professor of pharmacology at the University of Medicine and Dentistry of New Jersey-Robert Wood Johnson Medical School. He served as a director of AVI between 2004 and 2005. Dr. Ruddon joined AVI’s scientific advisory committee in March 2005 upon his resignation as a member of the Board of Directors. Dr. Ruddon holds a bachelor of science degree in chemistry, summa cum laude, from the University of Detroit, and a Ph.D. in pharmacology and an M.D. from the University of Michigan.

Klaus O. Schafer, M.D., MPH, is the former deputy assistant to the Secretary of Defense for Chemical and Biological Defense. In this position, Dr. Schafer oversaw the $2.1 billion annual science, technology, research, development and acquisition program in the area of medical and non-medical materials for chemical biological defense for the entire U.S. Department of Defense. Dr. Schafer worked closely with Congress, international partners and other federal agencies in this key position. A graduate of the U.S. Air Force Academy in Colorado Springs, Colo., he earned his doctor of medicine degree from the University of Iowa Medical School, and a master of public health degree at the University of Texas Health Center. He currently serves as a founding partner of Tessarae, Inc., a manufacturer of equipment for the genomics marketplace.

R. Mark Vetto, M.D., D.Sc. is an Emeritus Professor of Surgery at the Oregon Health Sciences University. He and his colleagues have published extensively in the past on Cancer and Transplantation research. Previous positions include Chief of Surgery at the Portland Veterans Administration Medical Center and Director of Surgery at the Providence-St. Vincent Medical Center. He is a member of the American Surgical Association and has been president of the Pacific Coast Surgical Association and the North Pacific Surgical Association. He is active in medical education as Chairman and Member of the Sommer Memorial Trust Committee. He attended Gonzaga University, and obtained his M.D. from Thomas Jefferson University, and earned his D.Sc. at the University of Cincinnati.

Thomas G. Voss, Ph.D., is currently an assistant professor in the department of microbiology and immunology at Tulane University School of Medicine. Before that, he was vice president and chief scientist of the Homeland Security and Infectious Disease Research Division for Southern Research Institute in

Birmingham, Ala. He received his undergraduate degree from the University of Texas, and his Ph.D. in the field of microbiology and immunology from Tulane University School of Medicine. His current research involves developing animal models for testing vaccines, diagnostics and therapeutics against biodefense and emerging infectious diseases, including avian influenza. His previous research involves developing novel approaches for the treatment of anthrax, screening antiviral drugs against SARS coronavirus, and developing in vitro and animal models for testing the efficacy of innate immunity activators for prevention of infection and disease by viral, bacterial and other infectious agents.

Andrew Zalewski, M.D., Ph.D. is an Interventional Cardiologist, and was a Professor of Medicine and the director of the Cardiovascular Research Center at Thomas Jefferson University in Philadelphia, Pennsylvania. He received his M.D. degree in 1975 and his Ph.D. in 1981 from Warsaw Medical School in Warsaw, Poland. He was a Research Fellow in Cardiology from 1981-83 at the Cardiovascular Research Institute in the Deborah Heart & Lung Center in Brown Mills, New Jersey and was a Fellow in Cardiology from 1983-84 at Thomas Jefferson University Hospital. He has been a faculty member at Thomas Jefferson University since 1985. He is the author of over 55 peer reviewed publications in prestigious medical and scientific journals, 14 book chapters related to cardiology, and over 75 abstracts presented at medical and scientific meetings.

Gerald Zon, Ph.D., served as senior director of Research and Development for Genetic Analysis, New and Other Platforms at Applied Biosystems. In 1992, he co-founded and served as vice president of Medicinal Chemistry for Lynx Therapeutics, Inc., a company devoted to antisense therapeutics, and he had prior experience with the U.S. Food and Drug Administration. He received a Ph.D. in organic chemistry from Princeton University, a B.S. in chemistry from Canisius College, and did postdoctoral work at Ohio State University.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all directors and employees, including all officers, managers and supervisors, and is intended to better ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. The Company has contracted with Ethicspoint to provide a method for employees and others to report violations of the Code anonymously.

A copy of the Code is posted on the Company’s website (www.avibio.com).

Communications to the Board of Directors

The Board of Directors welcomes and encourages shareholders to share their thoughts regarding the Company. Towards that end, the Board of Directors has adopted a policy whereby all communications should first be directed to Investor Relations. Investor Relations will then distribute a copy of the communication to the Chairman of the Board, the Chairman of the Audit Committee and the Company’s outside counsel. Based on the input and decision of these persons, along with the entire Board of Directors if it is deemed necessary, the Company, through its Investor Relations department, will respond to the communication. Shareholders should not communicate directly with any individual officer or director unless requested to do so.

AVI BIOPHARMA, INC. EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation of AVI’s Chief Executive Officer and each of the four (4) other most highly compensated executive officers of AVI (the “named executive officers”) for the fiscal years ending December 31, 2005, 2004 and 2003.

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options/SARs	All Other Compensation(1)
Denis R. Burger, Ph.D.	2005	$350,000	$120,000	175,000	$8,400
Chief Executive Officer	2004	330,000	120,000	—	8,200
	2003	315,000	105,000	—	8,000
Alan P. Timmins	2005	$300,000	$100,000	175,000	$8,400
President and Chief Operating Officer	2004	295,000	90,000	—	8,200
	2003	275,000	70,000	25,000	8,000
Patrick L. Iversen, Ph.D.	2005	$245,000	$65,000	75,000	$8,400
Senior Vice President of Research	2004	235,000	65,000	—	8,200
and Development	2003	225,000	60,000	—	8,000
Joseph B. Horn(2)	2005	$266,891	—	100,000	—
Vice President Cardiology	2004	—	—	—	—
	2003	—	—	—	—
Dwight D. Weller, Ph.D.	2005	$215,000	$50,000	75,000	$8,400
Senior Vice President of Chemistry	2004	210,000	40,000	—	8,200
and Manufacturing	2003	205,000	40,000	—	7,986

(1)          401(k) Company match.

(2)          Mr. Horn resigned effective March 21, 2006. See, “Certain Transactions and Relationships with AVI BioPharma, Inc.” for more information regarding Mr. Horn.

Stock Options

The following table sets forth information concerning options granted to the named executives during the year ended December 31, 2005, under AVI’s 2002 Equity Incentive Plan.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options	Percent of Total Options Granted Employees in	Exercise Price per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(2)
Name	Granted(1)	2005	Share	Date	5%	/	10%
Denis R. Burger, Ph.D.	175,000	14.05%	$2.53	02/22/2015	$278,443	/	$705,629
Joseph B. Horn	100,000	8.03%	$2.00	01/12/2015	$125,779	/	$318,748
Patrick L. Iversen, Ph.D.	75,000	6.02%	$2.53	02/22/2015	$119,333	/	$302,413
Alan P. Timmins	175,000	14.05%	$2.53	02/22/2015	$278,443	/	$705,629
Dwight D. Weller, Ph.D.	75,000	6.02%	$2.53	02/22/2015	$119,333	/	$302,413

(1)          All options granted in 2005 for Mr. Timmins and Drs. Burger, Iversen and Weller become exercisable starting twelve months after the grant date, with one-third of the options becoming exercisable at that time with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively. 100,000 options granted in 2005 for Mr. Horn become exercisable starting twelve months after the grant date, with one-fourth of the options becoming exercisable at that time with the remaining balance of the options becoming exercisable on March 22, 2006. Mr. Horn resigned effective March 21, 2006. See, “Certain Transactions and Relationships with AVI BioPharma, Inc.” for more information regarding Mr. Horn.

(2)          The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

Option Exercises and Holdings

The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year ended December 31, 2005, and unexercised options held as of December 31, 2005.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2005			Value of Unexercised In-the-Money Options at December 31, 2005(2)
Name	Exercise	Realized(1)	Exercisable	/	Unexercisable	Exercisable	/	Unexercisable
Denis R. Burger, Ph.D.	—	—	830,000	/	175,000	—	/	$161,000
Joseph B. Horn(3)	—	—	—	/	100,000	—	/	$145,000
Patrick L. Iversen, Ph.D.	—	—	360,400	/	75,000	—	/	$69,000
Alan P. Timmins	—	—	485,167	/	183,333	—	/	$161,000
Dwight D. Weller, Ph.D.	—	—	310,400	/	75,000	—	/	$69,000

(1)          The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2)          Represents the total gain which would be realized if all in-the-money options held at December 31, 2005 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $3.45 per share at December 31, 2005. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(3)          Mr. Horn resigned effective March 21, 2006. See, “Certain Transactions and Relationships with AVI BioPharma, Inc.” for more information regarding Mr. Horn.

There has been no re-pricing of stock options during the last ten years.

Employee Compensation Plans

The following table sets forth certain information, as of December 31, 2005, relating to the Company’s equity compensation plans for employees under which the Company’s Common Stock may be acquired. All such equity compensation plans were approved by the Company’s security holders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)(2)
Equity compensation plans approved by security holders	3,695,509	$4.74	1,809,863
Equity compensation plans not approved by security holders	-0-	—	-0-
Total	3,695,509	$4.74	1,809,863

(1)          Under the Employee Stock Purchase Plan, the Company is authorized to sell up to 250,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. As of December 31, 2005, employees elected to purchase a total of 210,193 shares of the Company’s common stock and 39,807 shares remained available to purchase. The Company is proposing to increase the number of shares available for issuance under this plan by 250,000 shares. See, “Proposal to Increase the Reserve of Shares under the 2000 Employee Stock Purchase Plan.”

(2)          Under the Company’s 2002 Equity Incentive Plan (the “2002 Plan”), the number of shares reserved for issuance increases by an amount equal to two percent (2%) of the total number of shares outstanding on the last trading day of the immediately preceding fiscal year; provided, however, the number of then outstanding options under the Company’s stock option plans and stock purchase plans, together with options that may be issued under the Company’s stock option plans may not exceed twenty percent (20%) of the outstanding voting shares of capital stock of the Company, together with outstanding stock options and options available for future grant under the Company’s stock option plans.

Section 16 Reports

Section 16(a) of the Exchange Act requires AVI’s directors and officers, and persons who own more than ten percent (10%) of a registered class of AVI’s equity securities, to file initial reports of ownership and report of changes in ownership with the Commission. Such persons also are required to furnish AVI with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal year 2005, or written representations from certain reporting persons, AVI believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of AVI’s equity securities have been complied with for fiscal 2005.

Compensation Committee Report

Under rules established by the Securities and Exchange Commission (the “SEC”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

Compensation Philosophy.  The executive compensation program is developed and implemented by the Company’s Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of three independent (non-management) directors, who review and approve all elements of the program, which are submitted to the full Board of Directors for approval. During 2005, one new member joined the Committee to replace a member who did not stand for re-election to the Board of Directors in 2005 and Mr. Hodgman replaced Dr. Hicks.

Currently, the executive compensation program is comprised of a base salary, cash bonus and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company, including the Company’s Employee Stock Purchase Plan.

The Company’s executive compensation program is based upon objectives that seek to attract, motivate and retain key executives critical to the success of the Company, and to reward and motivate executives for performance that advances corporate strategies, maximizes Company success and increases shareholder value. In order to accomplish these goals, the Company has designed a competitive base salary, cash bonus and equity incentives. The Company awards stock option grants in order to emphasize shareholder returns and focus on long-term goals.

The use of base salary for executive officers of the Company is intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of business segments. Consequently, the Company’s management collects and analyzes competitive salary data from the Radford Biotechnology Compensation Survey. Heavy reliance is placed on the findings of the Radford Biotechnology Compensation Survey, where data most closely aligns with the actual responsibilities of the Company’s senior management group. On at least an annual basis, the Compensation Committee reviews the analysis as part of its competitive compensation review

Base Salaries.   The base salaries of the Company’s executive officers for 2005 were established effective January 1, 2005 as part of an annual compensation adjustment cycle. In establishing those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the biopharmaceutical industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

Cash Bonuses.   The Company may grant cash bonuses to executives as part of their annual overall compensation. While such cash bonuses may, in part, be in recognition of past performance, they are primarily intended to motivate executives toward achievement of performance-driven goals established by the Compensation Committee and Board of Directors, much like an annual raise in salary. The use of these cash bonuses also allows the Company to more effectively manage cash resources, while maintaining compensation levels which are competitive within the biotechnology industry.

Stock Plans.   The long-term compensation of executive officers takes the form of option awards under the Company’s 2002 Equity Incentive Plan (“2002 Plan”). The 2002 Plan replaced the Company’s 1992 Stock Incentive Plan (the “1992 Plan”), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 2002 Plan, as did the 1992 Plan, permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company’s Common Stock on the date of grant and, accordingly, will only have value if the Company’s stock price increases. In granting options under the 2002 Plan, the Compensation Committee, as it also did under the 1992 Plan, generally takes into account each executive’s responsibilities, relative position in the Company, past grants, and approximate grants to individuals in similar positions for companies of comparable size in the biopharmaceutical industry.

Employment Agreements with Executive Officers.   The Company has entered into employment contracts with each of Drs. Burger, Iversen, and Weller and Mr. Timmins that provides for a base annual compensation. The employment contracts are cancelable by the employee on sixty days notice and by AVI on thirty days notice or for cause (as defined in the agreement); provided, the employee will receive severance pay of one year’s base salary following either termination without cause or, following a change in control (as defined in the agreement) followed by voluntary termination by the employee. In addition, the employment agreements prevent any of them from competing with the Company or soliciting the employment of other individuals employed by the Company during their employment and for a period of one year thereafter. Under the employment agreements, they may not disclose the Company’s confidential information to outsiders during employment and for a period of two years thereafter, and assign inventions conceived by them to the Company.

Conclusion.   In developing its recommendations regarding executive compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the biopharmaceutical industry, and analyses of compensation levels in similar companies in the Company’s local geographic area as well as the satisfaction of previously-developed performance measurements. The Compensation Committee remains confident that the Company’s senior management is fully equipped to meet whatever challenges are encountered in the course of directing the Company’s diversified operations. The Compensation Committee believes that the total compensation package provided to the Company’s executives, combining both short-term and long-term incentives, is competitive without being excessive, and is at an appropriate level to assure the retention and motivation of this highly skilled and experienced segment of the Company’s workforce, and at the same time would be attractive to any additional talent that might be needed in the changing workplace.

COMPENSATION COMMITTEE
Jack L. Bowman, Chairman
K. Michael Forrest
John C. Hodgman

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the fiscal year ended December 31, 2005, the members of the Compensation Committee were Messrs. Jack L. Bowman, K. Michael Forrest and John C. Hodgman. There were no employee directors on the Compensation Committee and no interlocks. On March 30, 2004 the Board of Directors adopted a Compensation Committee charter. A copy of that charter is posted on the Company’s website (www.avibio.com).

Audit Committee Report

Under the Amended and Restated Audit Committee Charter (“Charter”), a copy of which is attached hereto as Exhibit A, the general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company’s financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors and is to be comprised of at least three directors, each of whom shall be independent, as such term is defined under the listing standards of the Nasdaq Stock Market. All committee members must be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee.

Audit and other Fees.   KPMG LLP has been the Company’s auditors since 2002. During fiscal years 2005 and 2004, the fees for audit and other services performed by KPMG LLP for the Company were as follows:

	Amount and percentage of Fees
Nature of Services	2005		2004
Audit	$197,800	(100)%	$206,503	(100)%
Audit Related	$—		$—
Financial Information System Design and Implementation Fees	$—		$—
All other fees	$—		$—
Total	$197,800	(100)%	$206,503	(100)%

Responsibilities and Duties.   The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The specific duties of the Audit Committee include the following:

          1.  Select, retain (subject to approval by the Company’s stockholders, if required), and, when appropriate, terminate the engagement of the independent auditor and set the independent auditors’ compensation;

          2.  Select, retain (subject to approval by the Company’s stockholders, if required), and, when appropriate, terminate the engagement of financial consultants and set such consultants’ compensation;

          3.  Pre-approve all permitted non-audit services to be performed by the independent auditors and/or financial consultants and establish policies and procedures for the engagement of the independent auditors and/or financial consultants to provide permitted non-audit services;

          4.  Periodically discuss and review with the independent auditors’ their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence and obtain and review a report from the independent auditors describing all relationships between the independent auditors and the Company;

          5.  Receive and review: (a) a report by the independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditors;

          6.  Meet with management and the independent auditors and/or financial consultants prior to commencement of the annual audits and internal controls analysis and testing to review and discuss the planned scope and objectives of the audit and/or such analysis and testing;

          7.  Meet with the independent auditors, with and without management present, after completion of the annual audit to review and discuss the results of the examinations of the independent auditors and appropriate analyses of the financial statements;

          8.  Meet with the financial consultants, with management present, after completion of the analysis and testing of the Company’s internal controls by the financial consultants to review and discuss the results of such analysis and testing;

          9.  Review and discuss (a) the reports of the independent auditors, with and without management present, as to the state of the Company’s financial reporting systems and procedures, the adequacy of internal accounting and financial controls, the integrity and competency of the financial and accounting staff, disclosure controls and procedures,  other aspects of the financial management of the Company and (b) current accounting trends and developments, and (c) take such action with  respect thereto as may be deemed appropriate;

   10.  Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q and discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

   11.  Review and discuss with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including the judgment of the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

   12.  Recommend to the Board of Directors, based upon the Committee’s review, whether the financial statements should be included in the annual report on Form 10-K;

   13.  Review press releases, as well as Company policies with respect to earnings press releases,  financial  information and earnings guidance provided to analysts and rating agencies and review such releases, information and guidance for compliance with regulations governing the use of non-Generally Accepted Accounting Principles financial measures and related disclosure requirements;

   14.  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks;

   15.  Review (a) the status of compliance with laws, regulations, and internal procedures, including, without limitation, the Company’s policies on ethical business practices; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee and report on the same to the Board of Directors;

   16.  Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls, auditing matters and compliance with the Company’s ethical business policies;

   17.  Establish policies for the hiring of employees and former employees of the independent auditor;

   18.  Prepare a report of the Committee each year for inclusion in the Company’s proxy statement in accordance with SEC rules;

   19.  Review and assess the adequacy of this Charter annually with the Board of Directors as a whole and report to the Board of Directors any significant matters as they occur during the year; and

   20.  Conduct such other duties and undertake such other tasks as may be appropriate to the overall purposes for the Committee and as may be assigned from time to time by the Board of Directors consistent with such purposes

Specific Audit Committee Actions Related to Review of the Company’s Audited Financial Statements.   In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements to be included in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2005 with management, (ii) discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU380) related to such financial statements, (iii) received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant’s independence, (iv) the Audit Committee has considered whether the provision of service represented under the headings on “Financial Information Systems Design and Implementation Fees” and “All Other Fees” as set forth in the table of fees on page thirteen is compatible with maintaining KPMG LLP’s independence, and (v) based on such reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2005. The Audit Committee also discussed with KPMG LLP the audit of management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2005. Please see “Management’s Annual Report on Internal Control over Financial Reporting” and “Report of Independent Registered Public Accounting Firm” in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2005.

AUDIT COMMITTEE
John C. Hodgman, Chairman
John W. Fara, Ph.D
James B. Hicks, Ph.D

Performance Graph

The following graph compares the cumulative total shareowner return on the Company’s Common Stock for the period beginning June 4, 1997, the date the Company’s Common Stock began trading on the Nasdaq National Market, and ending December 31, 2005, as compared with the total return of the NASDAQ Composite Index and the Amex Biotech Index. This graph assumes an investment of $100 on June 4, 1997 in each of the company’s common stock, the NASDAQ Composite Index and the Amex Biotech Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of AVI Common Stock as of March 24, 2006, with respect to: (i) each person known by AVI to beneficially own more than five percent (5%) of the outstanding shares of AVI Common Stock, (ii) each of AVI’s directors, (iii) each of AVI’s named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent(1)
George W. Haywood(2) c/o Cronin & Vris, LLP 380 Madison Ave., 24th floor New York, NY 10017	4,681,000	8.8%
Medtronic International, Ltd. (formerly Medtronic Asset Management, Inc.)(3) 710 Medtronic Parkway NE Minneapolis, MN 55432	3,000,000	5.4%
SuperGen, Inc. 4140 Dublin Blvd, Suite 200 Dublin, CA 94568	2,684,211	5.1%
Denis R. Burger, Ph.D.(4) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	1,051,825	2.0%
Dwight D. Weller, Ph.D.(5) AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333	691,476	1.3%
Alan P. Timmins(6) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	616,006	1.2%
Patrick L. Iversen, Ph.D.(7) AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333	439,968	*
Mark M. Webber(8) AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333	267,446	*
James B. Hicks, Ph.D.(9) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	79,334	*

John W. Fara, Ph.D.(10) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	53,834	*
Peter D. O’Hanley, Ph.D., M.D.(11) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	66,667	*
Jack L. Bowman(12) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	31,667	*
John C. Hodgman(13) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	26,667	*
K. Michael Forrest(14) AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258	18,250	*
All directors and officers as a group (11 persons)	3,343,140	6.0%

             *  Less than one percent

   (1)  Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of March 24, 2006, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

   (2)  George W. Haywood reported owning 4,681,000 shares as of February 13, 2006. Includes 81,000 shares underlying call options held by Mr. Haywood and 300,000 shares held by others over which Mr. Haywood exercises voting and investment power.

   (3)  Includes 3,000,000 shares that may be acquired under a Warrant exercisable within sixty (60) days of March 24, 2006.

   (4)  Includes 34,434 shares held by Sovereign Ventures, LLC, a limited liability company in which Dr. Burger is a general partner. Also includes 888,333 shares subject to options exercisable within sixty (60) days of March 24, 2006. Dr. Burger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

   (5)  Includes 252,936 shares held jointly or by others over which Dr. Weller exercises voting and investment power, 335,400 shares subject to options exercisable by Dr. Weller and 45,318 shares subject to options exercisable by Dr. Weller’s spouse within sixty (60) days of March 24, 2006.

Dr. Weller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

   (6)  Includes 551,833 shares subject to options exercisable within sixty (60) days of March 24, 2006.

   (7)  Includes 385,400 shares subject to options exercisable by Dr. Iversen and 654 shares subject to options exercisable by Dr. Iversen’s spouse within sixty (60) days of March 24, 2006. Dr. Iversen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

   (8)  Includes 252,000 shares subject to options exercisable within sixty (60) days of March 24, 2006.

   (9)  Includes 73,334 shares subject to options exercisable within sixty (60) days of March 24, 2006.

(10) Includes 53,334 shares subject to options exercisable within sixty (60) days of March 24, 2006.

(11) Includes 66,667 shares subject to options exercisable within sixty (60) days of March 24, 2006.

(12) Includes 26,667 shares subject to options exercisable within sixty (60) days of March 24, 2006.

(13) Includes 26,667 shares subject to options exercisable within sixty (60) days of March 24, 2006.

(14) Includes 18,250 shares subject to options exercisable within sixty (60) days of March 24, 2006.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AVI BIOPHARMA, INC.

In December 1999, the Company entered into an agreement with SuperGen, Inc. Denis R. Burger, Ph.D., the chief executive officer of the Company is a former member of the Board of Directors of SuperGen, Inc. Under terms of the agreement, the Company received from SuperGen, Inc. $2,500,000 in cash and 100,000 shares of SuperGen, Inc. common stock in exchange for 1,000,000 shares of Company common stock. SuperGen, Inc. also acquired exclusive negotiating rights for the United States market for Avicine. During the fourth quarter of 2003 the Company sold all of its investment in SuperGen, Inc.

In April 2000, the Company entered into an alliance with SuperGen, Inc. for shared development and marketing rights for Avicine. Under the terms of the agreement, AVI and SuperGen will equally share in future clinical development and FDA registration costs as well as in profits from product sales in the United States. In connection with that alliance the Company received from SuperGen, Inc. $5,000,000 in cash and 347,826 shares of SuperGen, Inc. common stock in exchange for 1,684,211 shares of Company common stock and a warrant to purchase 1,665,878 shares of AVI common stock, subject to anti-dilution provisions. Closing of the transaction occurred during the third quarter of 2000.

In May 2001, the Company entered into an Investment Agreement with Medtronic International, Ltd, (“MIL,” then known as Medtronic Asset Management, Inc,), a wholly-owned subsidiary of Medtronic, Inc. In June 2001, pursuant to the Investment Agreement, MIL purchased 1,408,451 shares of the Company’s Common Stock and received a Warrant for 3,000,000 shares of such stock at an exercise price of $10.00 per share and certain other purchase rights, based on agreed technology milestones being met or waived by MIL to acquire an additional 352,113 shares of the Company’s Common Stock at $7.10 per share and, based on the market price at the time purchased, up to an additional $7.5 million of such Common Stock. In June 2001, the parties entered into a related Registration Rights Agreement under which the Company agreed to register such shares for resale. In June 2001, the Company also entered into a License and Development Agreement and a Supply Agreement with Medtronic, Inc. In 2003, the Company elected to convert Medtronic’s license to non-exclusive. In 2004, the Company terminated this agreement.

In March 2006, the Company entered into a transaction with The Cook Group, Inc. (‘Cook”) that provides for Cook’s development and commercialization of products for vascular diseases. Cook has specifically licensed AVI’s NEUGENE® antisense technology for down-regulating c-myc gene expression in the field of cardiovascular disease. Cook will take over clinical development of AVI’s device-related programs for cardiovascular restenosis, including its Resten-NG® drug-eluting stent (DES) program, Resten-MP™ microparticle delivery program and its new program for catheter delivery of Resten-NG. Cook will fully fund the development, clinical and regulatory costs of these programs in the U.S. and Europe leading to commercialization. As part of that transaction, Cook also entered into a supply agreement to purchase the drugs for development, clinical studies and commercialization from AVI, and acquired 692,003 shares of the Company’s Common Stock for $5,000,000. Joseph Horn, the Company’s former Vice President of Cardiology resigned as an executive officer of the Company effective March 21, 2006 and accepted a position with Cook. In connection with his resignation, Mr. Horn received a cash payment equivalent to approximately two months’ salary and was granted options to purchase 100,000 shares of AVI Common Stock, which will vest over 3 years. Additionally, in conjunction with his AVI employment contract, Mr. Horn’s at-hire grant of options to purchase 100,000 shares of Common Stock became fully vested.

ELECTION OF AVI BIOPHARMA, INC. DIRECTORS
(Proposal I)

At the Annual Meeting, four (4) directors will be elected, each for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The

Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the persons named in the enclosed proxy form will vote in their discretion upon such matters.

Under AVI’s bylaws, the directors are divided into two groups, with Group I consisting of four (4) directors and Group II consisting of four (4) directors. The term of office of one group of directors expires in each year, and their successors are elected for terms of two years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS.   The following table sets forth the names of the Board of Director’s nominees for election as a Group I director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age at March 24, 2006, the periods during which he has served as a director of AVI and positions currently held with AVI. Each nominee was selected by the Nominating and Corporate Governance Committee in accordance with its stated procedures and policies.

		Director	Expiration
	Age	Since	Of Term	Position Held With AVI
Nominees:
Jack L. Bowman	73	2004	2006	Director
Michael D. Casey(1)	60	—	—	Director
James B. Hicks, Ph.D.	59	1997	2006	Director
Alan P. Timmins	46	1997	2006	President, Chief Operating Officer and Director
Continuing Directors:
Denis R. Burger, Ph.D.	62	1991	2007	Chief Executive Officer and Chairman of the Board
John C. Hodgman	51	2004	2007	Director
John W. Fara, Ph.D.	63	2000	2007	Director
K. Michael Forrest	62	2005	2007	Director

(1)          Mr. Casey was nominated by the Nominating and Corporate Governance Committee to replace Dr. Weller, Dr. Weller will not seek re-election to the Company’s Board at the Annual Meeting, but will serve on the Board until May 24, 2006. Effective March 21, 2006, the Board of Directors approved the recommendation of the Nominating and Corporate Governance Committee to recommend to the shareholders that Mr. Casey be elected to the Board of Directors at the Annual Meeting.

See “AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS” for biographical information with respect to the Nominees and Continuing Directors and “Director Compensation” for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.   If a quorum is present, AVI’s Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the AVI Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

PROPOSAL TO INCREASE THE RESERVE OF SHARES
UNDER THE 2000 EMPLOYEE STOCK PURCHASE PLAN
(Proposal II)

General

On February 16, 2006, the Board of Directors approved a proposal, subject to shareholder approval, to increase from 250,000 to 500,000 the number of shares reserved for issuance under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to attract and retain qualified employees essential to the success of the Company, and to provide such persons with an incentive to perform in the best interests of the Company. The following is a summary of the basic terms and provisions of the ESPP, a complete copy of which is attached to this Proxy Statement as Exhibit C. At December 31, 2005, 39,807 shares remained available to issue from the original reserve of 250,000 shares. The Company has issued 210,193 shares of the Company’s common stock under the ESPP as of December 31, 2005. The proposed increase in the reserve to 500,000 shares will allow the Company to continue to issue shares of the Company’s common stock under the Company’s ESPP.

Summary of the 2000 Employee Stock Purchase Plan

The ESPP is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring stockholder approval.

All regular employees of the Company and its subsidiaries, including the Company’s executive officers, may participate in the ESPP if they: (i) are employed in a position with regular hours of 20 or more hours a week and (ii) are employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on May 1 and November 1 each year (the “Enrollment Dates”). During the offering periods, participants accumulate funds in an account through payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of the fair market value of the Common Stock (i) on the beginning date of the offering period or (ii) the end of the Offering Period. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period. Effective January 1, 2006, under FAS 123R, the fair value of the ESPP grant will be considered as compensation expense to the Company upon the enrollment date.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant’s employment for any reason the payroll deductions credited to the participant’s account will be returned to the participant. Any remaining balances will be returned to the participant, or his or her beneficiary. As of March 24, 2006, there were 96 employees of the Company eligible to participate in the ESPP and 28 employees actually participating.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

If the participant disposes of shares purchased pursuant to the ESPP more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date or within one year after the purchase date, the employee will recognize ordinary income in the year of the disposition on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans and should not be taken as tax advice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR INCREASING THE SHARE RESERVE UNDER THE 2000 EMPLOYEE STOCK PURCHASE PLAN.   The proposal must be approved by the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are treated as “no” votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for increasing the reserve of shares under the ESPP.

RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal III)

The Audit Committee has appointed KPMG, LLP (“KPMG”) as independent auditors for the 2006 fiscal year. KPMG will audit the Company’s consolidated financial statements for the 2006 fiscal year and perform other services. While shareholder ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of KPMG to the shareholders for ratification as a good corporate governance practice. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP to audit the Company’s books and accounts for the fiscal year ending December 31, 2006.

A representative of KPMG LLP is expected to be present at the AVI Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.   The proposal will be approved if assuming the existence of a quorum at least a majority of the shares of the Company’s Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ratification of KPMG LLP.

OTHER BUSINESS

As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

The Nominating and Corporate Governance Committee considers, selects and recommends to the board of Directors for approval nominees for director and committee member positions. The Board then considers the recommendation of the Nominating and Corporate Governance Committee and decides which nominees to present to the Company’s shareholders for election to the Board of Directors.

Proposals by shareholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2007 annual meeting of shareholders must be received by the Company at its principal executive offices, One S.W. Columbia St., Suite 1105,Portland, OR, not later than December 31, 2006. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company’s use of discretionary proxy voting authority with respect to shareholder proposals that are not included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a shareholder does not notify the Company by at least March 4, 2007 (which is 45 days before the date the Company mails its proxy material for the prior year’s annual meeting of shareholders (which date is expected to be on or about April 18, 2006 for the Company’s 2006 Annual Meeting) of an intent to present such a proposal at the Company’s 2007 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the proxy statement.

Shareholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating and Corporate Governance Committee should send written notice to the Chairman of the Nominating and Corporate Governance Committee, AVI BioPharma, Inc., One S.W. Columbia St., Suite 1105, Portland, OR 97258 within the time periods set forth above. Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. This includes the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such shareholder or beneficial owner on whose behalf the nomination is being made; and the number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Nominating and Corporate Governance Committee will consider shareholder nominees on the same terms as nominees selected by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board of Directors as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating and

Corporate Governance Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating and Corporate Governance Committee may reevaluate these qualifications and attributes at any time.

Except as set forth above, the Nominating and Corporate Governance Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from shareholders, nor does the Nominating and Corporate Governance Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by shareholders). The Nominating and Corporate Governance Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating and Corporate Governance Committee in due course, and, if appropriate, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors addressing the nomination process.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2005 with the Securities and Exchange Commission (the “SEC”). The SEC maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K and all other documents of the Company incorporated by reference herein by writing to Investor Relations, AVI BioPharma, Inc., One S.W. Columbia Street, Portland, Oregon 97258, calling Investor Relations at (503) 227-0554, or visiting the Company’s web site at www.avibio.com. Requested documents will be sent by first class mail (or other equally prompt means) within one business day of receipt of such request.

Exhibit A

AVI BIOPHARMA, INC.

AUDIT COMMITTEE

AMENDED AND RESTATED CHARTER

This Amended and Restated Charter (the “Charter”) of the Audit Committee (the “Committee”) of AVI BioPharma, Inc. (the “Company”) is adopted effective the 30th day of March 2004 and replaces and restates in its entirety the Company’s prior Committee charter.

Status

The Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors, all of whom in the judgment of the Board of Directors shall be independent in accordance with the listing standards of the Nasdaq Stock Market (“Nasdaq”). Each member shall, in the judgment of the Board of Directors, have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an audit committee financial expert as determined in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board of Directors, have accounting or related financial management expertise as determined in accordance with the Nasdaq listing standards.

The Board of Directors, upon the recommendation of its Nominating Committee, shall elect the chairman and other members of the Committee on an annual basis, generally at the first meeting of the Board of Directors following the Company’s annual meeting. The Board of Directors may, pursuant to the Company’s Bylaws, remove a member of the Committee or replace the chairman, provided that the Board of Directors must, at all times, assure that the Committee will have a chairman and sufficient members to satisfy the requirements set forth above relating to the number and qualifications of Committee members.

Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, including the receipt from the Company of any compensation other than directors’ fees and other compensation related to their service as a director, including their services as Committee members. Committee members may not simultaneously serve as the chairman or on the audit committee of more than three public companies, including the Company, unless the Board of Directors determines that such simultaneous service does not impair the efficacy of Committee service. In addition, each prospective Committee member shall evaluate carefully the existing demands on his or her time before accepting appointment to the Committee.

As of the date hereof, the members of the Committee are as follows:

John Hodgman, Chair*
Jim Hicks
John Fara

*                    Member is an “audit committee financial expert,” as that term is defined I Item 401 of Regulation S-K promulgated by the SEC and  is “independent of management” as that term is defined in Item 7(d)(3)(iv) of Schedule 14A promulgated by the SEC.

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The Chair of the Committee, or if not present, the senior independent director present, shall preside at all meetings of the Committee and provide written minutes of such meetings to the Board of Directors. The Committee shall hold at least four meetings annually. A majority of the Committee members shall constitute a quorum. Each Committee member shall have one vote and actions at meetings may be approved by a majority of members present, assuming the existence of a quorum.

The Company shall provide the Committee with adequate staff support and resources to discharge its responsibilities. The Committee may engage independent legal counsel and other advisors as the Committee deems advisable to carry out its responsibilities. The Company shall provide full funding to engage the Company’s independent public accountants as well as to retain independent counsel and other advisors for the Committee.

The Committee shall have full authority at its own discretion to (a) institute investigations of matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, including standing authority to retain special counsel or experts and (b) to review all aspects of the Company’s financial operations on a planned basis.

In fulfilling its responsibilities and discharging its duties, the Committee shall maintain free and open communication between the Committee, directors who are not members of the Committee, the Company’s management, and the Company’s legal counsel, independent auditors and other financial consultants.

General Purpose

The Committee shall assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of (a) the integrity of the Company’s financial statements and the financial reporting processes, internal accounting and financial controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s independent auditor. Except at otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities and Duties

The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The specific duties of the Audit Committee include the following:

1.                Select, retain (subject to approval by the Company’s stockholders, if required), and, when appropriate, terminate the engagement of the independent auditor and set the independent auditors’ compensation;

2.                Select, retain (subject to approval by the Company’s stockholders, if required), and, when appropriate, terminate the engagement of financial consultants and set such consultants’ compensation;

3.                Pre-approve all permitted non-audit services to be performed by the independent auditors and/or financial consultants and establish policies and procedures for the engagement of the independent auditors and/or the financial consultants to provide permitted non-audit services;

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4.                Periodically discuss and review with the independent auditors’ their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence and obtain and review a report from the independent auditors describing all relationships between the independent auditors and the Company;

5.                Receive and review: (a) a report by the independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditors;

6.                Meet with management and the independent auditors and/or financial consultants prior to commencement of the annual audits and internal controls analysis and testing to review and discuss the planned scope and objectives of the audit and/or such analysis and testing;

7.                Meet with the independent auditors, with and without management present, after completion of the annual audit to review and discuss the results of the examinations of the independent auditors and appropriate analyses of the financial statements;

8.                Meet with the financial consultants, with management present, after completion of the analysis and testing of the Company’s internal controls by the financial consultants to review and discuss the results of such analysis and testing;

9.                Review and discuss (a) the reports of the independent auditors, with and without management present, as to the state of the Company’s financial reporting systems and procedures, the adequacy of internal accounting and financial controls, the integrity and competency of the financial and accounting staff, disclosure controls and procedures,  other aspects of the financial management of the Company and (b) current accounting trends and developments, and (c) take such action with  respect thereto as may be deemed appropriate;

10.         Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q and discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

11.         Review and discuss with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including the judgment of the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

12.         Recommend to the Board of Directors, based upon the Committee’s review, whether the financial statements should be included in the annual report on Form 10-K;

13.         Review press releases, as well as Company policies with respect to earnings press releases,  financial  information and earnings guidance provided to analysts and rating agencies and review such releases, information and guidance for compliance with regulations governing the use of non-Generally Accepted Accounting Principles financial measures and related disclosure requirements;

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14.         Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks;

15.         Review (a) the status of compliance with laws, regulations, and internal procedures, including, without limitation, the Company’s policies on ethical business practices; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee and report on the same to the Board of Directors;

16.         Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls, auditing matters and compliance with the Company’s ethical business policies;

17.         Establish policies for the hiring of employees and former employees of the independent auditor;

18.         Prepare a report of the Committee each year for inclusion in the Company’s proxy statement in accordance with SEC rules;

19.         Review and assess the adequacy of this Charter annually with the Board of Directors as a whole and report to the Board of Directors any significant matters as they occur during the year; and

20.         Conduct such other duties and undertake such other tasks as may be appropriate to the overall purposes for the Committee and as may be assigned from time to time by the Board of Directors consistent with such purposes.

• Initially adopted by the Committee:	March 30, 2004
• Initially ratified by the Board of Directors:	March 30, 2004
• Annual Review by the Committee:	November 2, 2005
• Annual Review by the Committee:	, 2006

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Exhibit B

AVI BIOPHARMA, INC.
AMENDED AND RESTATED
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
CHARTER

This Amended and Restated Nominating and Corporate Governance Committee Charter (the “Charter”) was adopted by the Nominating Committee of AVI BioPharma, Inc. (the “Company”) at a properly called meeting of the Committee on February 16, 2006. The Charter amends and restates in its entirety the Company’s previously adopted Nominating Committee Charter, adopted in 2004.

The name of the Committee shall be the Nominating and Corporate Governance Committee and it shall be composed of at least two members of the Board of Directors, each of whom is independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. The members of the Committee shall be independent, as required by applicable law or regulations established by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (“NASD”). The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and to provisions of applicable law.

The Committee will provide assistance to the Board in fulfilling its responsibility to the shareholders relating to corporate governance policies and practices of the Company, including Board and committee structure and nominations. The Committee will have free and open communication with the directors and the executive management of the Company.

In carrying out its responsibilities, the Committee will adopt policies and procedures it believes necessary or appropriate to enable it to react to changing conditions, and to increase the confidence of the directors and shareholders that the corporate governance practices of the Company comply with all requirements.

Meetings of the Committee will be held at the pleasure of the Board and the members of the Committee, from time to time, in response to needs of the Board. Notwithstanding the foregoing, the Committee will meet at least once annually to evaluate and make nominations of qualified candidates for election to the Board at the Annual Meeting of Shareholders.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will report its actions and recommendations to the Board after each Committee meeting.

The Committee will have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee will have authority to approve related fees and retention terms.

As appropriate under the circumstances, the Committee will, among its other responsibilities:

1.      Develop and periodically review the desired qualifications of members of the Board and its committees, including: the number and nature of other board memberships held; relevant experience, desired diversity and the collective expertise of the Board and of its committees; independence; and possible conflicts of interest.

2.      Determine the need for new directors and, as appropriate, lead the search for new individuals qualified to become members of the Board. In doing so, the Committee will consider

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individuals who will be able to contribute to an effective Board, serve the long-term interest of the shareholders of the Company, and satisfy the qualification criteria and standards for nomination of directors and committee members.

3.      Recommend to the Board director nominees to be presented for shareholder approval at the annual meeting. In selecting nominees, the Committee will consider individuals who individually and collectively meet the qualification criteria developed by the Committee and who individually meet the highest standards of personal and professional integrity, ability and judgment to serve the long-term interests of the shareholders. As part of its process, the Committee will consider individuals who are properly proposed by shareholders of the Company to serve on the Board in accordance with laws and regulations established by the SEC and the NASD, the Bylaws of the Company and applicable corporation law, and make recommendations to the Board regarding such individuals based on the established qualification criteria and standards for members of the Board.

4.      Review the Board’s committee structure and, in consultation with the Chief Executive Officer, recommend to the Board for its approval directors to serve as members and chairpersons of each committee. In doing so, the Committee will determine, on an annual basis, the members of the Board of Directors who meet the independence requirements, and members of the Audit Committee who meet the financial expert requirements, established by the SEC and the NASD.

5.      Periodically review the policies and practices of the Company in the area of corporate governance and, as necessary, recommend new policies and changes to existing policies to the Board for its approval. In doing so, the Committee will review with the Company’s counsel or other appropriate personnel new and relevant legal and regulatory requirements that may be imposed on the Company from time to time.

6.      Develop an annual evaluation process for the Board and its committees. As appropriate, the Committee will make recommendations to the Board regarding its findings.

7.      Review and reassess the adequacy of the Company’s Code of Conduct and recommend any proposed changes to the Board for approval.

8.      Review and reassess the adequacy of the Committee Charter and recommend any proposed changes to the Board for approval.

9.      Perform such other functions and have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

The Committee will have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate so long as such actions are ratified by the Committee as a whole.

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Exhibit C

AVI BIOPHARMA, INC.’S

2000 EMPLOYEE STOCK PURCHASE PLAN

The following provisions constitute the AVI BioPharma, Inc. 2000 Employee Stock Purchase Plan.

1.                 PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.                 DEFINITIONS.

2.1   “ACCOUNT” shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant’s contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in the cash contributions to his or her account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

2.2   “BOARD” shall mean the Board of Directors of the Company.

2.3   “CODE” shall mean the Internal Revenue Code of 1986, as amended.

2.4   “COMMITTEE” shall mean the Compensation Committee of the Board.

2.5   “COMMON STOCK” shall mean the Common Stock of the Company.

2.6   “COMPANY” shall mean AVI BioPharma, Inc., an Oregon corporation.

2.7   “COMPENSATION” shall mean all base straight time gross earnings plus payments for overtime, shift premiums and sales commissions, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

2.8   “DESIGNATED SUBSIDIARY” shall mean each Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

2.9   “EMPLOYEE” shall mean an individual who renders services to the Company or to a Designated Subsidiary pursuant to a regular-status employment relationship with such employer. A person rendering services to the Company or to a Designated Subsidiary purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

2.10   “ENROLLMENT DATE” shall mean the first day of each Offering Period.

2.11   “FAIR MARKET VALUE”

2.11.1   If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

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2.11.2   If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

2.11.3   In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

2.12   “NASDAQ” shall mean the National Association of Securities Dealers Automated Quotation System or such other quotation system that supersedes it.

2.13   “OFFERING PERIOD” shall mean the period of approximately six (6) months, commencing on the first Trading Day on or after a date designated in advance by the Board and terminating on the last Trading Day in the period ending six months later, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

2.14   “PARTICIPANT” shall mean any Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and has completed a Payroll Deduction Authorization Form.

2.15   “PAYROLL PARTICIPATION FORM” shall mean the form attached hereto as Exhibit A (or such other form as may be provided by the Company) on which a Participant shall elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

2.16   “PLAN” shall mean this Employee Stock Purchase Plan.

2.17   “PURCHASE DATE” shall mean the last day of each Offering Period.

2.18   “PURCHASE PRICE” shall mean an amount equal to 85 % of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date, whichever is lower.

2.19   “RESERVES” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

2.20   “SUBSIDIARY” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company of a Subsidiary.

2.21   “TRADING DAY” shall mean a day on which national stock exchanges and NASDAQ are open for trading.

3.                 ELIGIBILITY.

3.1   A person shall become eligible to participate in the Plan on the first Enrollment Date on or after which he or she first meets all of the following requirements; provided, however, that no one shall become eligible to participate in the Plan prior to the Enrollment Date of the first Offering Period provided for in Section 2.13:

3.1.1     The person’s customary period of employment is for more than twenty (20) hours per week;

3.1.2     The person’s customary period of employment is for more than five (5) months in any calendar year.

3.2   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock

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would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (under Section 423 of the Code) of the Company and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.3   For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, eligibility to participate in the Plan will be deemed to have terminated on the 91st day of such leave.

4.                 OFFERING PERIODS.

The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on a date designated in advance by the Board, and continuing for six month periods thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.                 PARTICIPATION.

5.1   An eligible Employee may become a Participant in the Plan by completing a Payroll Participation Form and filing it with the Company’s Administration Department (as set forth in Section 20 below) at least fifteen (15) days prior to the applicable Enrollment Date, unless a later time for filing the Payroll Participation Form is set by the Board for all eligible Employees with respect to a given Offering Period.

5.2   Payroll deductions for a Participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 10 hereof.

6.                 PAYROLL DEDUCTIONS.

6.1   At the time a Participant files his or her Payroll Participation Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant’s Compensation during said Offering Period.

6.2   A Participant shall specify that he or she desires to make contributions to the Plan in whole percentages not less than one percent (1%) and not more than ten percent (10%) of the Participant’s Compensation during each pay period in the Offering Period, or such other minimum or maximum percentage as the Board shall establish from time to time.

6.3   All payroll deductions made for a Participant shall be credited to his or her Account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such Account.

6.4   A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company (as set forth in Section 20 below) a new Payroll Participation Form authorizing a change in payroll deduction rate. A Participant is limited to making one change during an Offering Period. The change in rate shall be effective with the first full payroll period following fifteen (15) days after the

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Company’s receipt of a new Payroll Participation Form unless the Company elects to process a given change in participation more quickly. A Participant’s Payroll Participation Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

6.5   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant’s payroll deductions shall be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250 (85 % of $25,000). Payroll deductions shall recommence at the rate provided in such Participant’s Payroll Participation Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

6.6   At the time the option is exercised, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

7.                 OPTION TO PURCHASE COMMON STOCK.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12 hereof. Purchase of the Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

8.                 PURCHASE OF COMMON STOCK.

Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

9.                 DELIVERY.

As promptly as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate for the shares of Common Stock purchased with his or her payroll deductions.

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10.          WITHDRAWAL; TERMINATION OF EMPLOYMENT.

10.1   A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under the Plan by giving written notice in the form of Exhibit B to this Plan (or such other form as may be provided by the Company) to the Company (as set forth in Section 20 below) no less than 15 days immediately preceding a Purchase Date.

All of the Participant’s payroll deductions credited to his or her Account will be paid to such Participant as soon as practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Payroll Participation Form.

10.2   Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a Participant failing to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account shall be returned to the Participant; or, in the case of death, to the persons entitled thereto under Section 14, and such Participant’s option shall be automatically terminated.

11.          INTEREST.

No interest shall accrue on the payroll deductions of a Participant in the Plan.

12.          STOCK.

12.1   The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12.2   The Participant will have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased.

12.3   Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13.          ADMINISTRATION.

13.1   ADMINISTRATIVE BODY.   The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

13.2   RULE 16B-3 LIMITATIONS.   Notwithstanding the provisions of Subsection 13.1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

14.          DESIGNATION OF BENEFICIARY.

14.1   A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death

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subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to a Purchase Date.

14.2   Such designation of beneficiary may be changed by the Participant at any time by written notice as provided in Section 20 below. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.          TRANSFERABILITY.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16.          USE OF FUNDS.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.          REPORTS.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.          ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

18.1   CHANGES IN CAPITALIZATION.   Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

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18.2   DISSOLUTION OR LIQUIDATION.   In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

18.3   MERGER OR ASSET SALE.   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or any equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”) or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for his option has been changed to the New Purchase Date and that his option will be exercised automatically on the New Purchase Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.          AMENDMENT OR TERMINATION.

19.1   The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

19.2   Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

19.3   The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or

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quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

20.          NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Company’s Chief Financial Officer at the Company’s corporate headquarters.

21.          CONDITIONS UPON ISSUANCE OF SHARES OF COMMON STOCK.

Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.          TERM OF PLAN.

22.1   The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 19.

22.2   Notwithstanding the above, the Plan is expressly made subject (i) to the approval of the shareholders of the Company within 12 months after the date the Plan is adopted and (ii) at its election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming the qualification of the Plan within the meaning of Section 423 of the Code. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted, and if, at the election of the Company a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan’s adoption by the Board, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to him or her.

23.          ADDITIONAL RESTRICTIONS OF RULE 16B-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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AVI BIOPHARMA, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Denis R. Burger and Alan P. Timmins, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of AVI BioPharma, Inc. held of record by the undersigned on March 24, 2006 at the Annual Meeting of Shareholders to be held on May 24, 2006 (and any adjournments thereof).

1.                                       Election of Directors. Elect four Group I directors for two-year terms or until their respective successors are elected and qualified. Directors nominated are Jack L. Bowman, Michael D. Casey, James B. Hicks, Ph.D., and Alan P. Timmins

For	Withheld For All
☐	☐

Except:

2.                                       To increase from 250,000 to 500,000 the number of shares of Common Stock reserved for issuance under the Company’s 2000 Employee Stock Purchase Plan. To approve an increase in the reserve of shares under the Company’s 2000 Employee Stock Purchase Plan.

For	Against	Abstain
☐	☐	☐

3.                                       Ratification of Independent Registered Public Accounting Firm for 2006. Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

For	Against	Abstain
☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

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PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Typed or Printed Name(s)

Authorized Signature

Title or authority, if applicable

Date

Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

☐	I PLAN TO ATTEND THE ANNUAL MEETING.
☐	I DO NOT PLAN TO ATTEND THE ANNUAL MEETING.

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